Exhibit 10.11

409A DEFERRED COMPENSATION PLAN

Eastern Bank Confidential

PLAN DOCUMENT

Restated January 1, 2014

EASTERN BANK

409A DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

Section 1 Definitions		1

Section 2 Eligibility to participate		6

2.1	Criteria for eligibility	6
2.2	First Participation Date	6
2.3	Enrollment Requirements	6
2.4	Termination of participation	6

Section 3 Elective deferral rules		7

3.1	General rule	7
3.2	Time to submit deferral elections	7
3.3	Election of Fixed Date Deferrals or Retirement Deferrals	8
3.4	Effect of Separation from Service prior to Retirement Date	8
3.5	Transition exception for existing Participants.	8
3.6	1 year / 5 year rule postponement rule	8
3.7	Return to service	9
3.8	Hardship distributions	9
3.9	Required general release and tax withholding	9
3.10	Acceleration of benefits generally prohibited	10
3.11	Retirements and other Separations from Service prior to January 1, 2009	10

Section 4 Account administration and vesting rules		10

4.1	Accounts	10
4.2	Crediting or debiting method.	10
4.3	Election of Measurement Funds	10
4.4	Hold harmless condition	11
4.5	Vesting rules for Accounts	11
4.6	Committee discretion	12
4.7	First 13 months of Participation	12

Section 5 Employer Discretionary Contributions		12

5.1	Employer Discretionary Contributions	12
5.2	Distribution and deferral of Employer Discretionary Contributions	12
5.3	Wrongful conduct	13

Section 6 Death of Participant		14

6.1	Pre-retirement death benefit	14
6.2	Form of payment for pre-retirement death benefit	14
6.3	Designation of Beneficiaries	14
6.4	Post-retirement death benefit	15

2

Section 7 Change in Control		15

7.1	No special provision	15

Section 8 Funding, Trust provisions, and transfers from other non-qualified plans		15

8.1	Unfunded plan	15
8.2	Establishment of the Trust	15
8.3	Distributions from the Trust	15
8.4	Transfers from other non-qualified deferred compensation plans	15
8.5	Liabilities of participating Affiliates	16

Section 9 Administration of the Plan		16

9.1	Plan Committee duties	16
9.2	Agents and attorneys	16
9.3	Binding Effect of Decisions	17
9.4	Indemnity of Committees	17

Section 10 Claims procedures		17

10.1	Presentation of claim.	17
10.2	Notification of decision.	17
10.3	Review of a denied claim.	18
10.4	Decision on review.	18
10.5	Legal action.	18

Section 11 Amendment and termination		18

11.1	Right to amend or terminate	18
11.2	Payment of benefits after Plan termination	19
11.3	Permissible payouts due to Plan termination	19

Section 12 General provisions		20

12.1	No guarantee of benefits	20
12.2	No enlargement of Employee rights	20
12.3	Spendthrift provision	20
12.4	Incapacity of recipient	20
12.5	Delay of payment for Key Employees	20
12.6	Corporate successors	20
12.7	Unclaimed benefit	21
12.8	Limitations on liability	21
12.9	Gender	21
12.10	Interpretation	21
12.11	Applicable law	21

3

EASTERN BANK

409A DEFERRED COMPENSATION PLAN

Eastern Bank (the “Bank”) is the sponsor of the Eastern Bank 409A Deferred Compensation Plan (the “Plan) for the purpose of attracting, retaining, and motivating qualified executive employees. The Plan was restated on October 25, 2007 due to the enactment of Internal Revenue Code Section 409A (“Section 409A”). It has been amended since and this restatement is adopted to incorporate the terms of those amendments in a single document, and to eliminate Plan provisions which are no longer relevant. This document also makes other administrative and design changes which the Bank deems desirable and consistent with its goals to promote its long term growth.

This restatement does not affect the administration of benefits accrued prior to January 1, 2005 under the Eastern Bank Deferred Compensation Plan (the “Grandfathered Plan”), and subsequent deemed investment increments on those amounts. It continues to be the intention of the Bank that the Grandfathered Plan be administered separately from this Plan and that the Grandfathered Plan not be subject to Section 409A.

Section 1 Definitions

When used in this Plan, the following words have the meanings below unless the context clearly indicates otherwise:

“Account” is a bookkeeping entry only, and is used solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary. The Account (or Accounts) shall reflect: elective deferrals of Compensation, Employer Discretionary Contributions (if any), transferred liabilities from other deferred compensation plans of the Employer, payments to the Participant (and, if applicable, to a Beneficiary), and deemed investment gains and losses from Measurement Funds.

“Affiliate” means any subsidiary of the Bank or any entity which would be considered a member of a “controlled group” with the Bank, within the meaning of Section 414 of the Code.

“Bank” means Eastern Bank, a Massachusetts business organization, and any successor to substantially all of its assets or business.

“Base Salary” means the regularly scheduled payment of wages which an employee is scheduled to earn throughout a calendar year. If Base Salary is changed during a Plan Year, any election to defer a percentage of Base Salary will be adjusted to reflect the Base Salary expected to be earned in the balance of the Plan Year.

“Beneficiary” means one or more persons, trusts, estates or other entities, designated in accordance with Section 6 to receive pre-retirement death benefits, or as a named contingent Beneficiary of the form of Plan benefit payable to the Participant after Retirement or other Separation from Service.

“Board” means the Board of Directors of the Bank, which has delegated responsibilities for this Plan to the Compensation Committee. For this purpose, it is recognized that the Board is delegated all authority to act for and on behalf of any Affiliate whose employees participate in this Plan, and each Affiliate is deemed to have authorized the Board to act on its behalf in all manners respecting this Plan. Action by the Compensation Committee, or its designee, in all respects shall be deemed to be authorized by the Board, unless expressly prohibited by the bylaws of the Bank or law or express vote of the Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” or “Compensation Committee” means those persons serving as members of the Compensation Committee of the Board, as appointed and in effect from time to time. For this purpose, it is recognized that these persons are delegated all authority to act for and on behalf of the Bank, and any Affiliate whose employees participate in this Plan is deemed to have authorized the Compensation Committee, and its appointed Plan Committee, to act on its behalf in all manners respecting this Plan.

“Committee Agent” means the Executive Vice President, Human Resources and Charitable Giving. As described in Section 9.2, the Committee Agent has various responsibilities, and is the person with whom elections and designations meant for the Committee should be filed.

“Compensation” means Base Salary plus any Incentive Compensation. Compensation excludes any payments under a non-solicitation agreement, non-competition agreement, or other form of severance payment. Compensation includes all fees paid to a director of the Bank or an EBC trustee.

“Confidential Information” means, without limitation, financial information, business plans, prospects, customer lists, and opportunities (such as lending relationships, financial product developments, or possible acquisition or dispositions of businesses or facilities) which have been discussed or considered by the management of EBC, the Bank or any of its Affiliates, but does not include any information which has become part of the public domain by means other than Participant’s nonobservance of obligations under either the written policies of, or a signed agreement with, the Bank or an Affiliate.

“Default Payment Form” for a Participant who:

(1) Retires and who has not made a different payment election will be payment in the Yearly Installment Method for 10 years, with commencement of payments starting on or about April 30 of the year following Retirement based on the Account value at the end of the preceding month, and annual anniversaries of that date.

(2) Separates from Service for reasons other than Retirement and has not made a payment election under Section 3.4 will be a lump sum payment, as provided in Section 3.4. If a release or other signed commitment of the Participant is required before payment, the special timing rule of Section 3.9 applies.

“Disability” shall mean a determination by the Compensation Committee of a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of at least 12 months.

“Early Retirement Date” means the later of a Participant’s 60th birthday or the completion of 5 Years of Service. If earlier, Early Retirement Date means the later of a Participant’s 55th birthday or completion of 10 Years of Service. A Participant may have only one Early Retirement Date under the Plan and it may not be changed after participation starts.

“EBC” means Eastern Bank Corporation, the parent corporation of the Bank.

“Effective Date” means, for this restated document, January 1, 200714, unless another effective date is specified for any provision. All provisions required by Section 409A shall be effective as of January 1, 2005, unless another effective date is required by the Guidance. Unless specifically stated otherwise, the rights of or with respect to any Participant will be governed by the terms of the Plan as in effect at the date of the Participant’s Separation from Service.

“Election Form” means one or more forms or other written communication, accepted by the Plan Committee or its agent, to record a Participant’s instructions with respect to the deferral and payment of deferred Compensation or any Employer Discretionary Contribution.

“Employee” means an individual employed by the Bank or an Affiliate.

“Employer” means the Bank and any Affiliate whose Employees participate in the Plan.

“Employer Discretionary Contribution” means a special Employer contribution to an Account which is not an elective deferral of Compensation by a Participant. Rules are set forth in Section 5.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Final Regulations” means the regulations interpreting Code Section 409A promulgated on or about April 10, 2007, and as they may be amended or added to from time to time.

“First Participation Date” is defined in Section 2.2 and is the first date as of which a Participant is designated to participate in the Plan.

“Fixed Date Deferral” is an election to defer Compensation until a fixed date, as described in Section 3.3.

“Guidance” means IRS Notice 2005-1, the proposed regulations under Section 409A promulgated in 2005, IRS Notice 2006-79, the Final Regulations, and any future written interpretation of Section 409A issued by the Treasury or Internal Revenue Service, except that Guidance will not be binding if counsel retained by the Bank determines, in writing, that it is not a correct interpretation of Section 409A or that an alternate good faith interpretation is permissible. The Plan will be interpreted in a permissive fashion based on Guidance, with the goal that no election or payment be deemed a plan failure under Section 409A and that the Compensation Committee and the Plan Committee have the fullest power permitted by Guidance or law to interpret or restructure the Plan and elections to prevent the occurrence of such plan failures.

“Hardship” means an “unforeseeable emergency”, as defined in Guidance, which creates a severe financial hardship, such as illness or accident of the Participant, or illness or accident or funeral expenses of a spouse, Beneficiary, or dependent, as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B); loss of the Participant’s property due to casualty (including the need to rebuild a home not otherwise covered by insurance); or other similar extraordinary and unforeseeable circumstances as a result of events beyond the control of the Participant. An event will not be deemed a Hardship if it may be relieved by reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets (to the extent that liquidation would not itself cause severe financial hardship) or by cessation of deferrals under this Plan. In determining if a Hardship exists, unpaid amounts which are available under other deferred compensation plans, need not be considered to the extent permitted by Guidance.

“Incentive Compensation” means any compensation paid to a Participant under any short-term incentive plans, or commission plan relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year. Incentive Compensation does not include accruals or payments under the SERP or Long Term Incentive Plan of the Bank, nor does it include bonuses not paid under a formal short-term incentive plan, such as Chairman’s awards, sign-on bonuses, or retention bonuses.

“Late Retirement Date” is the Separation from Service date of a Participant who continues employment after Normal Retirement Date.

“Measurement Fund” means a notational factor which tracks the performance of a mutual fund, market index, savings instrument, exchange traded fund, or other designated investment or portfolio of investments. Measurement funds may also include portfolios administered by the Wealth Management Division of the Bank which are geared towards investment goals expressed by a Participant or Beneficiary. Rules are set forth in Section 4. Measurement Funds are selected by the Plan Committee. The Compensation Committee retains discretionary authority to review or reject any Measurement Fund in its sole discretion.

“Normal Retirement Date” means the date of a Participant’s 65th birthday.

“Participant” means any Employee, an EBC trustee, or a director of the Bank or an Affiliate who meets the eligibility requirements and is designated as a Participant, as set forth in Section 2.

“Performance Based Compensation” shall mean compensation which is contingent on the satisfaction of pre-established organizational or individual performance criteria established by the Compensation Committee relating to a performance period of at least 12 months, and as determined under applicable Guidance.

“Plan” means this Eastern Bank 409A Deferred Compensation Plan, as it may be amended from time to time.

“Plan Committee” means a Committee of the following senior officers of the Bank, as they serve from time to time: the Chief Executive Officer, the President, the Chief Financial Officer, and the Executive Vice President, Human Resources and Charitable Giving. The role of the Plan Committee is described in Section 9 and elsewhere in this Plan. As described in Section 9.2, the Executive Vice President, Human Resources and Charitable Giving is also the agent of the Plan Committee.

“Plan Year” means the calendar year.

“Qualified Plan” means the Savings Banks Employees Retirement Association Pension Plan, a defined benefit pension plan, as adopted by the Bank.

“Retirement” or “Retire” means a Separation from Service on or after a Participant’s Normal Retirement Date, Early Retirement Date, or Late Retirement Date. A Separation from Service for other reasons, including death or Disability, will not be a Retirement.

“Retirement Date” means the date on which occurs a Participant’s Retirement.

“Retirement Deferral” is an election to defer Compensation until a date no earlier than Retirement, as described in Section 3.3.

“Section 409A” means Section 409A of the Code, as interpreted according to the Guidance.

“Separation from Service” shall be determined in accordance with Section 409A, and shall generally mean a complete discontinuance of service for the Bank, its Affiliates, and any other entity with which it must be aggregated under Section 409A for this purpose. Performance of duties after Retirement for the Bank or an Affiliate, solely as a non-Employee member of the Board, or as a Trustee, or as a Corporator, will not be considered continued service.

“SERP” means the Eastern Bank Supplemental Executive Retirement Plan. SERP payments may be deferred and accounted for under the deferral feature of the SERP, and will not be administered under this Plan.

“Trust” means the trust which is established under Section 8 as a separate instrument. It is intended that the Trust function as a “rabbi trust,” meeting the material requirements of Internal Revenue Procedure 92-64, and that it not be a trust described in Code Section 402(b).

“Trustee” means the Trustee of the Trust.

“Vesting Computation Period” is 12 months in duration, measured from the Participant’s first Hour of Service and each annual anniversary of that date.

“Vested” means a non-forfeitable interest in an Account. Accounts attributable to elective deferrals of Compensation are always 100% Vested. A Participant will be Vested in an Account attributable to Employer Discretionary Contributions if he or she satisfies the requirements of Section 4.5(c) and has not engaged in Wrongful Conduct under Section 5.3.

“Yearly Installment Method” shall mean level annual installments for a period of years selected by the Participant, not to exceed 20, or for 10 Years if benefits are paid in the Default Payment Form. Each annual installment shall be paid on or about the 12 month anniversary of the initial installment payment. The installment to be paid in any Plan Year shall be determined by multiplying the Vested Account balance at the end of the month preceding payment by a fraction, the numerator of which is 1, and the denominator of which is the remaining number of yearly payments due the Participant. By way of example, if the Participant elects to receive 10 yearly installments, the first payment shall be 1/10 of the Account (at the end of the month preceding payment), the second payment shall be one-ninth (1/9) of the Account (at the end of the month preceding payment), the third payment shall be one-eighth (1/8) of the Account (at the end of the month preceding payment), etc. Each yearly installment shall be paid as soon as reasonably possible and no later than 60 days after the date elected by the Participant and no sooner than after a Separation from Service. If the 60 day period overlaps 2 calendar years, the timing of the payment shall be solely in the discretion of the Compensation Committee without regard to any preference of the Participant. If a release or other signed commitment of the Participant is required before payment, the special timing rule of Section 3.9 applies.

“Year of Service” shall mean:

(1) for purposes of determining the Vested percentage in Section 4.5, a Vesting Computation Period in which 1,000 hours or more of service are credited, in accordance with rules for the Qualified Plan. The Compensation Committee may credit a Participant with additional Years of Service for this purpose.

(2) for purposes of determining whether a Participant has reached either of the Early Retirement Dates, Years of Service shall be as computed above, with credit for the 5th or 10th (as applicable) year not granted until the last day of the Vesting Computation Period in which the 5th or 10th (as applicable) Year of Service is earned, regardless of when the requisite hours in that period are completed. Service will be credited with predecessor employers provided that employment was transferred to the Bank or an affiliate in connection with the Bank’s merger or purchase of assets or stock of a predecessor employer under rules similar to those in the Qualified Plan. Because attainment of a Retirement Date may affect the starting date and mode of payment of Plan benefits, the Compensation Committee may NOT credit a Participant with additional Years of Service for this purpose.

Section 2 Eligibility to participate

2.1 Criteria for eligibility

Participation in the Plan shall be limited to (i) directors of the Bank, (ii) EBC trustees, (iii) Employees designated by the Chief Executive Officer, and (iv) directors of Affiliates if designated by the Chief Executive Officer. Any Employee shall be a “top hat” individual with management or supervisory duties, as described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

2.2 First Participation Date

(a) Participation for new directors and trustees will commence automatically on the 1st meeting date coinciding with or following their appointment.

(b) Participation for a new Employee who is offered participation in an employment letter will commence on the first day of employment. Participation for any other Employee will commence on the date designated by the Compensation Committee.

2.3 Enrollment Requirements

As a condition to participation, an eligible Employee shall complete, execute and return to the Plan Committee an Election Form and such other enrollment forms as the Plan Committee may require. In order to defer Compensation, an Election Form must be submitted to the Plan Committee on a timely basis, as provided in Section 3.2.

2.4 Termination of participation

(a) A Participant shall be considered a Participant until all Vested amounts have been paid to the Participant or to his Beneficiary in the event of his or her death.

(b) At any time, the Chief Executive Officer may determine to discontinue future eligibility of a Participant other than a director of the Bank or an EBC trustee. Any deferral election the Employee has made shall remain in effect and not be discontinued. No future deferral election will be permitted, and no future discretionary Employer contributions will be made, unless the Employee is permitted to return to participation. Any such Participant shall continue to be a Participant for all other purposes of the Plan, and, accordingly, shall continue to enjoy the same rights (and be subject to the same conditions) with respect to his or her Account in a manner similar to other Participants.

Section 3 Elective deferral rules

3.1 General rule

A Participant may elect to defer up to 75% of his Base Salary and up to 100% of any Incentive Compensation. Directors and EBC trustees may defer up to 100% of Compensation. An election must be in writing, on an Election Form, and submitted on a timely basis as described in this Section 3.

3.2 Time to submit deferral elections

(a) First year of Plan participation

(1) A deferral election is timely if submitted to the Plan Committee no later than 30 days following his or her First Participation Date.

(2) The deferral election may not apply to Base Salary earned prior to the date the deferral election was filed.

(3) The deferral election may not apply to Incentive Compensation earned prior to the date the election was filed. The portion of Incentive Compensation which is deferrable will be determined by multiplying the Incentive Compensation paid in the relevant performance period by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period.

(4) The deferral election will not apply to annual directors’ retainers or meeting fees earned prior to the date of the election. The portion of any retainer which is deferrable will be determined by multiplying the retainer paid in the year by the ratio of the number of days remaining in the year after the election over the total number of days from initial appointment.

(b) Second and later years of Plan participation

A deferral election for a second or later Plan Year must be submitted to the Plan Committee prior to the calendar year in which services related to the Compensation will be performed, unless one of the following exceptions applies.

(1) For a grant of legally binding rights to Incentive Compensation based on the performance of future services, the deferral election will be timely if submitted to the Plan Committee within 30 days of the grant of that right. This special rule does not apply unless the Incentive Compensation is conditioned on the performance of at least 12 months of service from the date the legally binding right was granted. It is intended that this election comply with §1.409A-2(a)(5) of the Final Regulations and that all amounts credited to the Account in the first 13 months of participation, including deemed investment experience, will be subject to the vesting provisions of Section 6.2.

(2) For any Incentive Compensation which is Performance Based Compensation, a deferral election will be timely if submitted under this special “extended election rule.” Under this special rule, a deferral election will be timely if submitted to the Plan Committee not later than 6 months before the end of the performance period to which the payment relates. This special rule applies only if (i) the Participant had provided services continuously from the later of the first day of the performance period or the date the performance criteria were established; and (ii) such services were continuing to the date of the deferral election; and (iii) the Performance Based Compensation is not readily ascertainable at the time of the election; and (iv) the Plan or the Plan Committee has designated the Performance Based Compensation as eligible for this extended deferral rule; and (v) the election is permitted and administered only in accordance with Guidance.

3.3 Election of Fixed Date Deferrals or Retirement Deferrals

(a) Within the time required to file the Election Form under this Section 3, the Participant must also designate a lump sum or Yearly Installment Method of payment for the Account and the starting date for the payment.

(b) The Election Form may provide that payments commence:

(1) on a specific date (a Fixed Date deferral), and

(2) upon Retirement (a Retirement Deferral) or any designated date measured from Retirement, provided that payments may not commence later than a specified date in the 20th year following Retirement and that payments may only be in a lump sum or according to the Yearly Installment method for a designated period of years not to exceed 20.

(c) A payment of a Fixed Date or Retirement deferral which occurs at any time in the 60 days following the designated payment date will be considered timely, provided that if the 60 day period overlaps 2 calendar years, the timing of the payment shall be solely in the discretion of the Plan Committee without regard to any preference of the Participant.

3.4 Effect of Separation from Service prior to Retirement Date

(a) If a Participant has a Separation from Service which is prior to a Retirement Date, the Account will commence to be paid within 60 days following the Separation from Service. If the 60 day period overlaps 2 calendar years, the timing of the payment shall be solely in the discretion of the Plan Committee without regard to any preference of the Participant.

(b) Payment will be in a lump sum, unless the Election Form included a direction, in the event that Separation from Service occurred prior to Retirement Date, that the Account be paid in the Yearly Installment Method over a number of years not to exceed 5, with the further requirement that the minimum installment in any year shall be the lesser of: (i) $50,000 (considering all payments under the Plan in that year), or (ii) the balance of the Account, if less. Let’s get rid of this prospectively unless it is being used a lot. It will take explaining to IRS. OK / lump sum after 1/1/14 election unless previously elected.

(c) If a Participant dies prior to a Retirement Date, the Account will be paid according to the rules in Section 6.2.

3.5 Transition exception for existing Participants.

Participants prior to January 1, 2009 were permitted to make payment elections in accordance with Guidance, in some cases substantially after participation had started, and these elections shall be observed and remain in force.

3.6 1 year / 5 year rule postponement rule

(a) A Participant may file with the Plan Committee an election to postpone the payment date of any or all payments (other than required payments under Section 3.4) provided that the postponement election will not apply to any payments scheduled to occur within the 12 months following the filing of the election, and the period of postponement must be for at least 5 years following the date on which the payment was originally scheduled. Any postponement election must be in writing and accepted by the Plan Committee. In the event that a Fixed Date deferral election specified a calendar year and did not designate a specific date, the deemed payment date for purposes of this 1 year / 5 year postponement rule shall be January 1 of the designated calendar year.

(b) As permitted by Guidance, payments in the Yearly Installment Method will be administered so that each payment is considered a separate payment. For example, if payments are scheduled for the 10 years commencing after Retirement Date, the 1 year / 5 year postponement election need not be made with respect to all 10 scheduled payments, and may be made with respect to any 1 or more of them.

3.7 Return to service

Unless payments are deferred in a timely manner under the 1 year / 5 year rule of Section 3.6, payments must commence or continue as scheduled if a Participant returns to service with the Employer after a Separation from Service.

3.8 Hardship distributions

(a) A Participant may petition the Compensation Committee to pay a Hardship distribution from a Vested Account. In its sole discretion, the Compensation Committee may authorize a distribution, notwithstanding the terms of any previously filed Election Forms, if it determines that a Hardship exists.

(b) The Compensation Committee must limit the withdrawal to the amount reasonably necessary to satisfy the need created by the Hardship. The need will include any gross-up amount necessary to satisfy tax liabilities and penalties resulting from the distribution and the payment of related taxes on those amounts.

3.9 Required general release and tax withholding

(a) Committee may require a release

Prior to payment of any amount from an Employer Discretionary Account under this Plan, the recipient of payments may be required, in the discretion of the Plan Committee, to execute a general release, in form satisfactory to the Committee, of any and all claims against the Bank, its officers, directors, employees, and Affiliates. Any exception granted by the Compensation Committee to this rule will not be precedent for other exceptions.

(b) Participant not to control payment timing

In the event that a Participant is requested to execute a release of claims prior to payment from an Employer Discretionary Account, the following special rules shall apply, retroactive to payments that could have been made on or after April 1, 2011:

(1) A release may not be required unless the time allowed for consideration and rescission of the release is no more than 60 days from the earliest possible payment date for the payment from the Employer Discretionary Account; and

(2) If the 60 day period overlaps two calendar years, any payments which were to be made in the first calendar year shall be paid in the second calendar year and not later than the expiration of the 60 day period.

(c) Tax withholding

The Employer may withhold taxes from any payment to the extent permitted by Section 409A.

3.10 Acceleration of benefits generally prohibited

The Compensation Committee shall have discretion to accelerate any payments due to a Participant or Beneficiary, but only if such acceleration would be permissible under Guidance. The fact that an event is a permissible acceleration event does not require the Compensation Committee to authorize the payment.

3.11 Retirements and other Separations from Service prior to January 1, 2009

Participants who have Retired or had any other Separation from Service prior to January 1, 2009 will continue to receive benefits, if any, as provided under the transition exception in Section 3.5, and good faith interpretation of Guidance as set forth in the initial Plan document. Any change in benefit form or timing of payments must be consistent with this Plan and the Guidance.

Section 4 Account administration and vesting rules

4.1 Accounts

Accounts will be maintained for elective deferrals of Compensation and for any Employer Discretionary Contributions. Benefits are limited to the notational amount recorded in the applicable Account. A Participant’s Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Employer or the Trust.

4.2 Crediting or debiting method.

Subject to the Plan Committee’s right to change accounting methods:

(a) Elective deferrals of Compensation will be deemed to be invested in the Measurement Funds selected by the Participant no later than the close of business on the 15th business day after the day on which such amounts are actually deferred, at the closing price of the Measurement Fund on such date.

(b) Employer Discretionary Contributions will be deemed to be invested in the Measurement Fund(s) selected by the Participant no later than the close of business on the 15th business day after the Compensation Committee determines the amount should be credited.

(c) Any distribution made to a Participant will be accounted for as a ratable decrease in the Measurement Funds used for the Account no earlier than 15 business days prior to the distribution, at the closing price on such date.

4.3 Election of Measurement Funds

(a) The Plan Committee, in its sole discretion, shall debit or credit a Participant’s Account in accordance with the deemed investment performance of Measurement Funds selected by the Participant. A Participant’s election of any such Measurement Fund and the crediting or debiting of such amounts to an Account is not an actual investment of his or her Account in any such Measurement Fund.

(b) To designate Measurement Funds, and to change designations, the Participant must comply with such procedures as the Plan Committee may establish from time to time.

(1) Procedures may provide for completion of paper forms, or for “paperless” electronic transactions.

(2) Procedures may provide for next business day processing of instructions (provided that instructions are received on a previous business day and prior to an established time) or for processing at less frequent intervals.

(3) Procedures may limit the number of times a Participant may submit instructions during a given period of time, and may require that instructions be limited to whole percentage or minimum dollar amounts.

(c) If the Plan Committee receives no instructions, or incomplete instructions, as to the desired Measurement Funds to be used for an Account, the undesignated portion of the Account will be deemed to be invested in the Eastern Bank Deposit Rate Measurement Fund, or, if that Measurement Fund is not in use, in whatever money market Measurement Fund is then in use by the Plan, as determined by the Plan Committee in its discretion.

(d) No Participant shall have any rights in or to investments within a Measurement Fund. No amounts deferred or contributed to this Plan, nor any investment increment, are “plan assets” within the meaning of Department of Labor regulations. The Participant shall at all times remain an unsecured creditor of the Employer and the Trust.

4.4 Hold harmless condition

As a condition to participation, each Participant agrees to hold harmless the Plan Committee, the Compensation Committee, the directors, trustees and corporators, and the Employer, and the Trustee, their agents and representatives, from any losses or damages of any kind relating to (i) the investment performance of the Measurement Funds, and (ii) any discrepancy between the credits and debits to the Participant’s Account based on the performance of the Measurement Funds and what the credits and debits otherwise might have been in the case of an actual investment in the Measurement Funds.

4.5 Vesting rules for Accounts

(a) An Account for elective deferrals of Compensation is fully Vested at all times.

(b) An Account for Employer Discretionary Contributions will be fully vested if the Participant reaches Normal Retirement Date or Early Retirement Date, or dies or suffers Disability prior to a Separation from Service.

(c) The following schedule will determine the Vested percentage of any Account attributable to an Employer Discretionary Contribution for any other Participant at the time of a Separation from Service:

Years of Service	Vested Percentage of Account
less than 5 Years	0%
5 or more Years	100%

4.6 Committee discretion

The Compensation Committee, in its sole discretion, may restore some or all of any forfeiture. It may also establish a different written vesting schedule for any Employer Discretionary Contribution.

4.7 First 13 months of Participation

Notwithstanding other provisions in this Section 4 and elsewhere in the Plan, for Participants who have made a special deferral election of Incentive Compensation under Section 3.2(b)(1) or of Employer Discretionary Contributions under Section 5.2(b)(1), all amounts credited to an Account for such deferrals, including deemed investment earnings, will be forfeited if the Participant incurs a Separation from Service in the 13 months following the grant of the legally binding right to the amount which is deferred. However, if , the reason for said Separation is death or Disability within this initial 13 months, the Participant will not forfeit said amounts, which shall be payable in accordance with Plan provisions. This provision shall be interpreted in accordance with §1.409A-2(a)(5) of the Final Regulations.

Section 5 Employer Discretionary Contributions

5.1 Employer Discretionary Contributions

(a) The Employer may credit discretionary contributions to an Account, based on any formula or factors which the Compensation Committee determines appropriate and consistent with the purposes of aligning Employee incentives with the long term interest of the Employer.

(b) Employer Discretionary Contributions do not need to be made on a non-discriminatory basis, and participation in the Plan does not assure any Participant of a discretionary contribution.

(c) Employer Discretionary Contributions may be subject to such vesting and performance conditions as the Compensation Committee determines, and these conditions may be in addition to or in lieu of the conditions for vesting set forth in this Section 5, provided that they are set out in a written Appendix or other document intended to be part of this Plan, and provided that they comply with Section 409A.

5.2 Distribution and deferral of Employer Discretionary Contributions

(a) Employer Discretionary Contributions will be recorded in a separate sub-Account, which will payable at the date and in the mode which the Compensation Committee designates. The Compensation Committee designation shall be no later than the date on which the Participant obtains a legally binding right to receive the separate sub-Account, subject to fulfillment of service or other conditions as the Committee designates at that time.

(b) A Participant may defer payment of the sub-Account to a date later than that which the Employer designates, but only if:

(1) the deferral election is made within the first 30 days after the Participant obtains the legally binding right described above, and

(2) the terms of the Employer Discretionary Contribution require that it be forfeited unless (i) the Participant performs services for the Employer for a period of at least 12 months after obtaining the legally binding right, or (ii) dies or suffers Disability during said 12 month period. It is intended that this election comply with §1.409A-2(a)(5) of the Final Regulations and that all amounts credited to the Account in the first 13 months of participation, including deemed investment experience, will be subject to the vesting provisions of Section 6.2.

(c) An amount payable from an Employer Discretionary Contribution sub-Account may also be further deferred according to the 1 year / 5 year postponement rule in Section 3.6.

5.3 Wrongful conduct

(a) An Account attributable to Employer Discretionary Contributions will be forfeited and, even if otherwise vested under Section 4.5, no amounts will be paid from it to a Participant (or Beneficiary), if:

(1) the Participant is dismissed from employment (or resigns at the request of the Bank or any Affiliate) for fraud, dishonesty, embezzlement, criminal misbehavior or other gross misconduct, or if, subsequent to the Participant’s Separation from Service, the Compensation Committee determines that such misconduct did occur during employment; or

(2) during employment or the following twenty-four (24) months, the Participant, without the express prior written consent of the Bank, solicits any officer, trustee, director, or employee of the Bank or its Affiliates to leave his or her employment, or calls upon, solicits, diverts, or attempts to solicit or divert from the Bank or an Affiliate any of its customers of which the Participant was aware, or should have been aware, during the term of his employment; or

(3) during employment, or at any time thereafter, the Participant discloses to any other person (except as required by applicable law or in the good faith performance of the Participant’s duties and responsibilities pursuant to and during his employment with the Bank) or uses for his own benefit or gain, or the benefit or gain of any entity other than the Bank or any of its Affiliates, any Confidential Information.

(b) If a Participant or Beneficiary has received payments at a rate faster than the rate that would otherwise be payable under the Default Payment Form, and there subsequently occurs an event under this Section 5.1 which would result in a forfeiture of the benefits under this Plan, then the Participant or Beneficiary shall be liable to the Bank to return an amount which equals the amount by which the benefits actually paid exceed the benefits which would have been payable if payments had been made in the Default Payment Form up to the date of such forfeiture.

(c) Any forfeiture of benefits under this Section 5.1 will not relieve the Participant of any obligations under any separate agreement with the Bank or employing Affiliate, nor deprive the Bank or employing Affiliate of any available remedy under such agreement.

Section 6 Death of Participant

6.1 Pre-retirement death benefit

If a Participant dies prior to a Separation from Service, the pre-retirement death benefit will be 100% of his Account, without regard to the vesting schedule in Section 4.5(c) for Employer Discretionary Contribution Accounts.

6.2 Form of payment for pre-retirement death benefit

(a) The Account shall be paid to the Beneficiary in a lump sum on January 1 of the calendar year following the year of the Participant’s death, or within the 60 days following that date.

(b) A Participant may designate a different form of payment than a lump sum and/or a later starting date for the payment, provided that the election is made in a manner consistent with electing the time and form of payment under the rules set forth in Section 3 (for elective deferrals) and Section 5.2 (for Employer Discretionary Contributions), and the following additional restrictions.

(1) The commencement date for paying death benefits may not be later than the 5th calendar year following the year of the Participant’s death.

(2) If the Participant died prior to a Retirement Date, the death benefit shall be paid to the Beneficiary in a lump sum on January 1 of the calendar year following the year of the Participant’s death, or within the 60 days following that date, without regard to any election.

6.3 Designation of Beneficiaries

(a) Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan upon the death of a Participant.

(b) A Participant shall designate his or her Beneficiary by completing and signing a Beneficiary designation form, and returning it to the Plan Committee. Filings may be made at the office of the Committee Agent. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Plan Committee. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary designation form and the Plan Committee’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Committee of a new Beneficiary designation form, all Beneficiary designations previously filed shall be canceled. The Plan Committee shall be entitled to rely on the last Beneficiary designation form filed by the Participant and accepted by the Plan Committee prior to his or her death.

(c) If a Participant fails to designate a Beneficiary as provided in this Section 6 or, if all designated Beneficiaries predecease the Participant, then the Participant’s surviving spouse shall be deemed to be his or her Beneficiary, or, if the Participant has no surviving spouse, the benefits remaining under the Plan shall be payable to the executor or personal representative of the Participant’s estate.

(d) If the Plan Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Plan Committee shall have the right, exercisable in its discretion, to cause the Employer to withhold such payments until the matter is resolved to the Plan Committee’s satisfaction.

(e) The payment of benefits under the Plan to a person believed in good faith by the Plan Committee to be a valid Beneficiary shall fully and completely discharge the Employer, the Board, the Compensation Committee, and the Plan Committee from all further obligations under this Plan with respect to the Participant. If a Beneficiary cannot be located, the procedures in Section 12.7 related to missing Participants and Beneficiaries shall apply.

6.4 Post-retirement death benefit

If a Participant has commenced receiving payments, the death benefit, if any, shall consist of any remaining Vested amounts in the Account. Payment shall continue in the mode in effect during the Participant’s lifetime, as if the Beneficiary were the Participant.

Section 7 Change in Control

7.1 No special provision

(a) The Plan contains no special provision accelerating vesting or payment in the event of a change in control. Payments will be made according to the Plan rules which apply in the event of Retirement, Death, or other Separation from Service. Fixed Date deferrals will be paid as scheduled without acceleration.

(b) The Compensation Committee retains the discretionary right to terminate the Plan and accelerate payments under Section 11.

Section 8 Funding, Trust provisions, and transfers from other non-qualified plans

8.1 Unfunded plan

This Plan shall be an unfunded obligation, as provided in IRS Revenue Ruling 60-31. It is not a “funded” plan within the meaning of Department of Labor regulations. To the extent that a Participant acquires a right to receive payments from this Plan, such right shall not be greater than the right of any unsecured general creditor of his or her Employer.

8.2 Establishment of the Trust

The Bank has established the Trust, which it administers as a “rabbi trust” in material compliance with IRS Revenue Procedure 92-64. Assets of the Trust shall at all times be available to creditors of the Bank. The Trust shall at all times conform with the requirements of Code Section 409A(b).

8.3 Distributions from the Trust

The Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

8.4 Transfers from other non-qualified deferred compensation plans

(a) Liabilities with respect to amounts under other non-qualified deferred compensation plans may be transferred to this Plan.

(b) Any such transfer of liabilities must meet the requirements of the transferring plan, if any, and the requirements of this Plan and Guidance. Payment elections must remain in effect and not be altered in any manner which would violate Section 409A.

8.5 Liabilities of participating Affiliates

(a) To the extent permitted by IRS Notice 2000-56, the Plan and Trust shall be administered so that the Bank may contribute assets to the Trust with respect to any Participant who (i) provides services to a participating Affiliate, and (ii) for whom the Affiliate has not paid sufficient amounts to the Trust to match Plan liabilities for its Participants, or for whom the Affiliate cannot pay the Vested Account at the time provided in this Plan due to bankruptcy or other financial difficulty.

(b) Amounts contributed by the Bank to the Trust under this Section 8.5 will be subject to claims of the Bank’s creditors (in addition to being subject to the claims of the Affiliate’s creditors). At termination of the Trust, assets contributed by the Bank (and any deemed investment increment) with respect to Participants of the Affiliate will revert to the Bank to the extent not needed to satisfy liabilities of the Plan.

(c) The Bank guarantees the payment of any obligation under this Plan to the Participants of any Affiliate which cannot make the payment due to insolvency or other reason. This obligation shall be interpreted in a manner consistent with Berry v. US, 593 F. Supp. 820 (M.D.N.C. 1984) and IRS PLR200450032. It shall be of no effect and void in the event that the Internal Revenue Service determines that a guarantee of an affiliate’s obligations would cause any Participant to have an “economic benefit” that would trigger current taxation.

Section 9 Administration of the Plan

9.1 Plan Committee duties

(a) This Plan shall be administered by the Plan Committee except when powers or responsibilities are allocated to the Compensation Committee. The Compensation Committee reserves the right to overrule any decision of the Plan Committee.

(b) Except where authority is reserved to the Compensation Committee, the Plan Committee has the discretion and authority to enforce all rules and procedures and administer the Plan. When making a determination or calculation, the Plan Committee shall be entitled to rely on information furnished by a Participant or the Employer.

(c) A Participant who is also serving on the Plan Committee shall not vote or act on any matter relating solely to himself or herself.

9.2 Agents and attorneys

(a) The Executive Vice President, Human Resources and Charitable Giving shall be deemed the Agent of the Plan Committee and the Compensation Committee. She is charged with the creation and collection of Election Forms, Beneficiary designations, and other forms, and is empowered to execute Plan amendments approved by the Compensation Committee. Filing of any form or designation with the Agent is an effective filing with the appropriate Committee.

(b) In the administration of this Plan, the Committee may, from time to time, require that the Bank employ third parties and may delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Bank.

9.3 Binding effect of decisions

The decision or action of a Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules established by such Committee shall be final and conclusive and binding upon all persons having any interest in the Plan.

9.4 Indemnity of Committees

The Bank shall indemnify and hold harmless the members of the Compensation Committee and the Plan Committee, and any Employee to whom the duties of a Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by a Committee or any of its members or any such Employee. This indemnification shall be in addition to, and not in limitation of, any other indemnification protections.

Section 10 Claims procedures

10.1 Presentation of claim.

(a) Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the “appropriate Committee”, as described in clause (b), a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

(b) The “appropriate Committee” for Plan participants shall be the Plan Committee, except that if a member of the Plan Committee, or a Beneficiary of such member, is a Claimant, the appropriate Committee is the Compensation Committee.

10.2 Notification of decision.

The “appropriate Committee” shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:

(a) that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(1) the specific reason(s) for the denial of the claim, or any part of it;

(2) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(3) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(4) an explanation of the claim review procedure set forth in Section 10.3 below.

10.3 Review of a denied claim.

Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

(a) may review pertinent documents;

(b) may submit written comments or other documents; and/or

(c) may request a hearing, which the Committee, in its sole discretion, may grant.

10.4 Decision on review.

The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a) specific reasons for the decision;

(b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c) such other matters as the Committee deems relevant.

10.5 Legal action.

A Claimant’s compliance with the foregoing provisions of this Section 10 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

Section 11 Amendment and termination

11.1 Right to amend or terminate

(a) The Compensation Committee may amend or discontinue the Plan at any time without prior notice of intent.

(b) No amendment of the Plan will deprive any active Participant of the right to receive benefits which have Vested under the Plan as of the date of such amendment or discontinuance.

(c) The Committee shall have the right, in its sole discretion but consistent with Guidance, to modify any benefit election form or to alter any form of payment so that it be consistent with Section 409A and so that penalties thereunder not be applicable. Each Participant in the Plan delegates such authority to the Committee, including its Agent, as a condition of participation.

11.2 Payment of benefits after Plan termination

After termination or discontinuance of the Plan, Vested Accounts will be paid at such time as they would have been paid if the Plan had continued. However, the Compensation Committee may decide to accelerate the pay out of the Vested Accounts, provided that the acceleration is in compliance with Section 11.3.

11.3 Permissible payouts due to Plan termination

(a) Change in Control

The Compensation Committee may require lump sum payouts if it votes to terminate the Plan (and all other plans, methods, programs, and other arrangements that would be aggregated with this Plan under §1.409A-1(c) of the Final Regulations if the Participants had deferrals of compensation under all such agreements) within the 30 days preceding or 12 months following a Change in Control as defined in Code Section 409A. Payouts must be completed within 12 months of the date of Plan termination.

(b) Termination of Plan and all similar plans

The Compensation Committee may require lump sum payouts after Plan termination which is not triggered by a Change in Control as defined in Code Section 409A, but only if:

(1) The termination does not occur proximate to a downturn in the financial health of the Employer; and

(2) the Employer terminates all other plans, methods, programs, and other arrangements that would be aggregated with this Plan under §1.409A-1(c) of the Final Regulations (if the Participants had deferrals of compensation under all such agreements); and

(3) The Employer does not adopt a new plan that would be aggregated with any terminated and liquidated plan under §1.409A-1(c)(2) if the same Participant participated in both plans, at any time within three years following the date the Employer takes all necessary action to irrevocably terminate and liquidate the plan; and

(4) during the 12 months year following the Plan termination, no payouts are made other than those which would have been paid without regard to the Plan termination; and

(5) all payouts are made within 24 months of the Plan termination.

(c) The Compensation Committee may also authorize payouts after Plan termination in any other situation authorized by the Guidance.

Section 12 General provisions

12.1 No guarantee of benefits

Nothing contained in the Plan shall constitute a guarantee by the Bank or any other Employer, person or entity that the assets of the Employer will be sufficient to pay any benefit hereunder.

12.2 No enlargement of Employee rights

No Participant shall have any right to receive a distribution or contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Employer.

12.3 Spendthrift provision

No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

12.4 Incapacity of recipient

If any person entitled to a distribution under the Plan is deemed by the Plan Committee to be incapable of personally receiving and giving a valid receipt for such payment, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Plan Committee may provide for such payment or any part thereof to be made to the Participant’s Beneficiary.

12.5 Delay of payment for Key Employees

If at any time stock of the Employer is publicly traded on an established securities market or otherwise, payment shall be deferred for any Participant who is a Key Employee until after Separation from Service for 6 months, but only to the extent required by Section 409A(a)(2)(B). At the expiration of the applicable extension period, deferred payments shall be paid in a single payment. A Key Employee is as defined in Code Section 416(i) without regard to paragraph 5 thereof, and as further described in Section 409A(a)(2)(B)(i).

12.6 Corporate successors

The Plan shall not be automatically terminated by a transfer or sale of assets of the Bank or any affiliate or by the merger or consolidation of the Bank or any Affiliate into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan may be terminated in compliance with Section 11.

12.7 Unclaimed benefit

Each Participant shall keep the Plan Committee informed of his current address and the current address of his Beneficiary. Neither the Plan Committee nor the Employer shall be obliged to search for any Participant Beneficiary beyond the sending of a registered letter to such last known address. If the Participant or Beneficiary fails to claim such amount or make his or her location known to the Plan Committee within 3 years thereafter, then, except as otherwise required by law, the Plan Committee shall have the right to direct that the amount payable shall be deemed to be a forfeiture and paid to the Employer, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Employer if a claim for the benefit is made within 6 years of that date by the Participant or the Beneficiary to whom it was payable.

12.8 Limitations on liability

The sole right of a Participant is to receive such benefit as may be owed under the terms of this Plan.

12.9 Gender

The masculine shall include the feminine, and the singular shall include the plural, as the context dictates.

12.10 Interpretation

The Plan shall constitute an unfunded “top hat plan”, as such term is commonly used to describe a plan referred to in Sections 201(2), 301(a) (3) and 401(a) (1) of ERISA. It is intended that no operation of the Plan would be deemed a Plan “failure” within the meaning of Section 409A. Any question of Plan interpretation shall be resolved in a manner which is consistent with the foregoing definition.

12.11 Applicable law

The Plan shall be governed by and construed in accordance with ERISA. To the extent that state law is referred to, the law shall be that of the Commonwealth of Massachusetts.

In witness whereof, this restated Plan document is executed by an authorized officer of the Bank.

Eastern Bank Compensation Committee

12/31/13	by:	/s/ Nancy Huntington Stager
Date		Nancy Huntington Stager
Committee Agent, and
Executive Vice President,
Human Resources and Charitable Giving

AMENDMENT

EASTERN BANK 409A DEFERRED COMPENSATION PLAN

Preamble

Eastern Bank (the “Bank”) sponsors the Eastern Bank 409A Deferred Compensation Plan (the “Plan”). The Plan may be amended, and is subject to applicable provisions of Internal Revenue Code Section 409A (“Section 409A”).

Shares of the Bank are owned by Eastern Bank Corporation (“EBC”), a mutual holding company. EBC is governed by Corporators, some of whom were designated as Trustees (“Trustees”) of EBC. Trustees have been permitted to defer fees under the Plan, a privilege not extended to all EBC Corporators.

In anticipation of demutualization of EBC and transfer of Bank shares to a newly created holding company, Eastern Bankshares, Inc. (“Bankshares”), Trustees were redesignated as Advisors to the Bank in January 2020, and are paid fees by the Bank commensurate with fees paid by EBC which are discontinued.

A significant number of Advisors, when serving as EBC Trustees, have not used the Plan for deferral of fees, and annual solicitation of these person is an unnecessary administrative burden.

The Bank intends with this instrument:

•

to confirm that the transition in responsibilities from Trustee of EBC to Advisor to the Bank is not a “separation from service” as defined in the Plan and Section 409A regulations, and that deferral elections made by Trustees (now Advisors) in 2019 for 2020 EBC fees remain in effect for 2020 Bank fees paid to them as Advisors.

•

to limit future participation in the Plan to “Grandfathered Advisors” meaning Advisors who have either (a) made a deferral election for 2020 fees, or (b) had an account balance in the Plan as of January 31, 2020, or (c) applied for special exemption to participate in the Plan for the following calendar year, with such application granted by the CEO of the Bank.

•

to designate Bankshares as a participating employer in the Plan, in the event that Bankshares has employees at some future date or has directors other than persons currently serving as directors of the Bank.

•	to provide that participation of any person newly voted as a director of the Bank or Bankshares after this date shall not commence until the calendar year following election.

The Bank also intends:

•

to confirm the imputation method of crediting service for non-employee participants, i.e. directors and Trustees/Advisors, for whom it is impractical to calculate hours of service when determining Early Retirement Dates.

Amendment

Section 1 is amended by adding the following definitions:

“Advisor” means a person who served as a Trustee of EBC on December 31, 2019 and who is now serving as an “Advisor” to the Bank.

“Grandfathered Advisor” means an Advisor who has (a) made a deferral election in 2019 for 2020 fees, or (b) an account balance in the Plan as of January 31, 2020, or (c) applied for special exemption to participate in the Plan for the following calendar year, with such application granted by the CEO of the Bank.

“Bankshares” means Eastern Bankshares, Inc.

“Year of Service” is amended by addition of the following sentence: “For a Director, Trustee or Advisor, hours of service are deemed to be at the required hourly level for each such 12 month period.”

Section 2.1 is amended as follows:

2.1 Criteria for eligibility

Participation in the Plan shall be limited to (i) directors of the Bank or Bankshares, (ii) Grandfathered Advisors, (iii) Employees designated by the Chief Executive Officer of the Bank, (iv) directors of any other Affiliate if designated by the Chief Executive Officer of the Bank.

Employees who participate shall be “top hat” individuals with management or supervisory duties, as described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Directors and Advisors are deemed to be such individuals. Persons previously participating for whom deferred balances have not been paid shall continue to participate until Plan accounts are paid according to filed elections.

Section 2.2 (a) is amended as follows:

2.2 First Participation Date

(a) Participation for newly elected directors of the Bank, Bankshares, or other designated Affiliate, or for any Advisor who is not a Grandfathered Advisor who successfully applies to participate, will commence automatically on January 1 of the year following appointment or approval, subject to making a timely deferral election, meaning a filed and binding election by the preceding December 31 or, if earlier, a processing date designated by the Bank.

2

In witness whereof, this amendment is executed by an authorized officer of the Bank, effective as of June 8, 2020.

Eastern Bank

By:	/s/ Nancy Huntington Stager
Nancy Huntington Stager, Committee Agent Executive Vice President & Chief Human Resources Officer

3